                                                                    Exhibit 23.1



         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 18, 2000 relating to the financial statements of LSI Logic Corporation, which appears in the 1999 Annual Report to Stockholders of LSI Logic Corporation which is incorporated by reference in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 14, 2000